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               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.   20549


                            FORM 8-K


                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF
               THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                         JANUARY 7, 2002


                         GOOD GUYS, INC.


     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware                0-14134             94-2366177
(State or other         (Commission File    (IRS Employer
jurisdiction of         Number)             Identification No.)
incorporation)


      1600 Harbor Bay Parkway, Suite 200, Alameda, California   94502
      (Address of principal executive offices)      (Zip Code)

 (Registrant's telephone number, including area code):  510/747-6000

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Item 5.  Other Events.
        On January 7, 2002, the Registrant announced its plans to close eight unprofitable stores.

        Item 7.  Financial Statements and Exhibits.

        (c)  Exhibits.

        99.1  Press Release, dated January 7, 2002.

                            SIGNATURE

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GOOD GUYS, INC.
                                 (Registrant)



                                 By:/s/ Robert A. Stoffregen
				    -----------------------------
                                    Name:  Robert A. Stoffregen
                                    Title:  Chief Financial Officer

Dated:  January 7, 2002


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                          Exhibit Index
			 ---------------



        Exhibit No.                 Description
	-----------		    -----------

          99.1                      Press Release, dated January 7, 2002


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                                                     Exhibit 99.1
						     ------------

        (GOOD-GUYS)(GGUY) Good Guys Reports December 2001 Sales,
Announces Plans to Close Eight Unprofitable Stores

        Business Editors/High-Tech Writers

        SAN FRANCISCO--(BUSINESS WIRE)--Jan. 7, 2002--Good Guys (Nasdaq:GGUY), the nation's largest specialty retailer of higher-end consumer entertainment electronics, today announced December sales results and plans to close eight stores over the next two months, including five of its 14 stores in Washington and Oregon.

        Net sales for December declined 9 percent to $131.6 million from $145.1 million in December 2000. Comparable store sales for the
month declined 10 percent.     "Good Guys' business continues to be
impacted by the economic environment and has not seen the across-the-board improvement we had hoped to see," said Kenneth R. Weller, chairman and chief executive officer, Good Guys. "However, sales improved throughout the month, demand for digital products remains strong and our focus on newer, more fully featured higher-end products, continued to provide a solid gross profit margin."

        Addressing store closing plans, Weller said, "Like all retailers, Good Guys periodically reviews our real estate portfolio. The decision to close eight unprofitable locations will improve Good Guys' value proposition to customers and vendors and allow the company to focus our efforts on driving sales and profits at those stores that consistently contribute to our business.

        "It's important to note that we will not be leaving any of our geographic markets. Customers will continue to be served by our stores in their area and we will, of course, stand fully behind all of our transactions with customers. We will shortly begin a marketing campaign designed to transition our customers to the nearby stores. Product service will continue to be provided through our partnership with GE Warranty Management," Weller said.

        The stores to be closed are in Tacoma, Federal Way and Silverdale, Washington; Clackamas and Airport Way in Portland, Oregon; Pinole and West Covina, California; and Maryland Parkway in Las Vegas, Nevada.

        "These low-volume stores account for a significant portion of the company's losses; excluding these stores Good Guys is cash-flow positive year-to-date," Weller said. "Good Guys is also pursuing improved lease terms at a limited number of additional stores and expects to reach a satisfactory conclusion to these matters in the near future."

        Following the store closings announced today, which are scheduled to be completed by the end of February, Good Guys will continue to operate 71 stores, including 59 stores in California, three stores in Nevada and nine stores in Washington and Oregon.

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        "We have initiated a retention program at the discontinuing locations to ensure that key associates are offered employment at nearby locations," added Weller. "We look forward to providing top-performing product specialists, managers, and sales support associates the opportunity to continue and advance their careers with Good Guys."

        Weller noted that Good Guys will take a charge related to the store closings in its fourth quarter, which ends February 28. The size of the charge has not yet been determined.

        Good Guys will resume quarterly sales reporting in March.

        With annual sales of more than $800 million, Good Guys is the largest specialty retailer of higher-end consumer entertainment electronics in the nation. Good Guys offers adistinctive selection of fully featured digital and high-tech products, including name brand products at popular price points and higher-end brands and models not widely available at the large, national chains. Founded in 1973, Good Guys operates stores in California, Nevada, Oregon, and Washington. For more information, visit www.goodguys.com.

        To the extent this news release contains forward-looking statements, such statements are subject to risks and uncertainties, including, but not limited to, the successful implementation of the Company's current restructuring program, increases in promotional activities of competitors, changes in consumer buying attitudes, the presence or absence of new products or product features in the Company's merchandise categories, changes in vendor support for advertising and promotional programs, changes in the Company's merchandise sales mix, the outcome of the Company's lease renegotiation efforts, and economic conditions.


        --30--ma/da*

        CONTACT: Fleishman-Hillard for Good Guys
                      Dave Garino, 314/982-0551
                      or
                      Ken Cook, 314/982-9150

        KEYWORD: CALIFORNIA
        INDUSTRY KEYWORD: COMPUTERS/ELECTRONICS CONSUMER/HOUSEHOLD RETAIL
        SOURCE: Good Guys